Exhibit 99.1

iCAD REPORTS THIRD QUARTER FINANCIAL RESULTS

Therapy Revenue Up 146% Over Prior Year, Up 194% Sequentially

Conference Call Begins Wednesday, October 31st at 10:00 a.m. Eastern Time

NASHUA, N.H. (October 30, 2012) – iCAD, Inc. (Nasdaq: ICAD), an industry-leading provider of advanced image analysis, workflow solutions and radiation therapy for the early identification and treatment of cancer, today reported financial results for the three and nine months ended September 30, 2012.

“During the third quarter we demonstrated solid progress on our strategic plan as evidenced by significant growth in Therapy revenue and strong financial discipline including adjusted EBITDA profitability and an ongoing reduction in cash use,” said Ken Ferry, President and CEO of iCAD.

“The Therapy business achieved record growth in Axxent® Electronic Brachytherapy® system sales which was complemented by strong demand for balloon and surface applicators. The overall positive momentum underscores the continued growing market adoption of electronic brachytherapy and resulting increase in procedure volume. In particular, we were pleased with the substantial procedure growth in the treatment of skin cancer, which in the third quarter equaled the total skin cancer procedure volume for all of 2011. We also sold 12 Axxent systems in the third quarter and now have sold 22 year to date compared to 10 systems for the same period last year.

“During the quarter, the U.S. Centers for Medicare and Medicaid Services assigned a separate payment value for breast IORT delivery treatment codes in their 2013 proposed rule. We believe this will only further accelerate adoption of breast IORT in the future.

“We remain very enthusiastic about the growth potential for our Therapy products. We are in the early adoption phase of electronic brachytherapy and believe that there is significant room for growth in breast IORT and skin cancer treatment in addition to new areas in the future.

“Cancer Detection revenues during the third quarter were weaker than expected as we continue to shift this business model to a mix of new and recurring revenue by offering new products along with upgrades and annual service contracts. During the quarter we launched PowerLook AMP, our next-generation mammography computer-aided detection (CAD) system, and began marketing this upgrade to our U.S. installed base of more than 3,500 systems. We believe this new business model will provide a sizeable and steady revenue opportunity over time,” concluded Mr. Ferry.

Third Quarter Financial Results

Revenue: Total revenue for the third quarter of 2012 increased 2% to $8.2 million from $8.1 million for the third quarter of 2011. The increase resulted primarily from a substantial increase in Therapy revenue, which increased by 146% to $4.4 million, offset by a decline in Cancer Detection product revenue.

Cancer Detection revenue includes film, digital mammography, MRI and CT CAD platforms, as well as service and supply revenue from these products. Therapy revenue includes Xoft Axxent Electronic Brachytherapy product sales, as well as the associated service and supply revenue.

	Three months ended September 30,
	2012	2011	% Change
Products	$5,779	$5,754	0%
Service and supply	2,404	2,298	5%

Total revenue	8,183	$8,052	2%

	Three months ended September 30,
	2012	2011	% Change
Cancer Detection	$3,780	$6,264	(40)%
Therapy	4,403	1,788	146%

Total revenue	$8,183	$8,052	2%

Gross Margin: Third quarter 2012 gross profit of $5.9 million, or 71.9% of revenue, compared with gross profit of $5.9 million, or 73.1% of revenue, for the third quarter of 2011.

Operating Expenses: Total operating expenses for the third quarter of 2012 declined to $6.5 million from $31.4 million for the third quarter of 2011, which included a non-cash charge of $26.8 million related to the impairment of goodwill offset by a non-cash gain of $3.8 million on contingent consideration. This gain represented a fair value adjustment to the contingent consideration liability related to the Company’s acquisition of Xoft, Inc. in December 2010.

The goodwill impairment and gain on contingent consideration are non-cash items and are excluded from non-GAAP financial results. A further discussion of non-GAAP results for the third quarter and first nine months of fiscal 2012 is included elsewhere in this press release.

Net Loss: The net loss for the third quarter of 2012 was $1.5 million, or $0.14 per share, compared with a net loss of $25.6 million, or $2.34 per share, for the third quarter of 2011.

Non-GAAP Adjusted Net Loss: For the third quarter of 2012 the Company posted a non-GAAP adjusted net loss of $1.6 million, or $0.15 per share, compared with a non-GAAP adjusted net loss of $1.8 million, or $0.17 per share, for the third quarter of 2011.

Non-GAAP Adjusted EBITDA: Non-GAAP adjusted EBITDA, a non-GAAP financial measure as defined below, was a gain of $303,000 in the third quarter of 2012, compared with a loss of $868,000 in the third quarter of 2011.

Nine Month Financial Results

Revenue: Total revenue for the nine months ended September 30, 2012 was $20.5 million, a decrease of 7%, compared with total revenue of $22.0 million for the nine months ended September 30, 2011. Therapy revenues contributed approximately $7.9 million to revenue year-to-date in 2012, an increase of $3.6 million or 85% compared to the same period in 2011. Therapy revenue consisted of approximately $6.1 million in product sales and $1.8 million in service and supply revenue.

	Nine months ended September 30,
	2012	2011	% Change
Products	$13,433	$15,463	(13)%
Service and supply	7,024	6,579	7%

Total revenue	$20,457	$22,042	(7)%

	Nine months ended September 30,
	2012	2011	% Change
Cancer Detection	$12,551	$17,761	(29)%
Therapy	7,906	4,281	85%

Total revenue	$20,457	$22,042	(7)%

Gross Margin: For the first nine months of 2012, gross profit was $14.5 million, or 70.8% of revenue, compared with $15.5 million, or 70.4% of revenue, for the first nine months of 2011.

Net Loss: For the nine months ended September 30, 2012 the Company posted a net loss of $6.7 million, or $0.62 per share, compared with a net loss of $35.4 million, or $3.24 per share, for the same nine-month period in 2011.

Non-GAAP Adjusted Net Loss: For the first nine months of 2012 the Company posted a non-GAAP adjusted net loss of $7.1 million, or $0.66 per share, compared with a non-GAAP adjusted net loss of $10.1 million, or $0.93 per share, for the first nine months of 2011.

Non-GAAP Adjusted EBITDA: Non-GAAP adjusted EBITDA was a loss of $1.6 million for the first nine months of 2012, compared with a loss of $6.8 million for the first nine months of 2011.

Cash and Cash Flow: As of September 30, 2012, the Company had cash and cash equivalents of $13.8 million, compared with $4.6 million as of December 31, 2011. Net cash used by operations during the first nine months of 2012 was $4.6 million. In January 2012 the Company entered into a five-year, $15 million debt facility agreement with Deerfield Management Company LP, a leading healthcare investment fund. Under the terms of the agreement, the Company issued a $15 million principal amount of senior secured notes, which included a revenue purchase agreement and warrants.

Use of Non-GAAP Financial Measures

In its quarterly news releases, conference calls, slide presentations or webcasts, the Company may use or discuss non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measures most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. When analyzing the Company’s operating performance, investors should not consider these non-GAAP measures as a substitute for the comparable financial measures prepared in accordance with GAAP. The Company’s quarterly news releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s web site at www.icadmed.com.

Conference Call

iCAD management will host an investment community conference call on Wednesday, October 31, 2012 beginning at 10:00 a.m. Eastern Time to discuss these results and answer questions. Shareholders and other interested parties may participate in the conference call by dialing 800-591-6923 (domestic) or 617- 614-4907 (international) and entering passcode 90641442. The call also will be broadcast live on the Internet at www.streetevents.com, www.fulldisclosure.com and www.icadmed.com.

A replay of the conference call will be accessible two hours after its completion through November 7, 2012 by dialing 888-286-8010 (domestic) or 617-801-6888 (international) and entering passcode 50982309. The call will also be archived for 90 days at www.streetevents.com, www.fulldisclosure.com and www.icadmed.com.

About iCAD, Inc.

iCAD is an industry-leading provider of advanced image analysis, workflow solutions and radiation therapies for the early identification and treatment of common cancers. iCAD offers a comprehensive range of high-performance, upgradeable CAD solutions for mammography and advanced image analysis and workflow solutions for Magnetic Resonance Imaging, for breast and prostate cancers and Computed Tomography for colorectal cancer. iCAD’s Xoft system, offers radiation treatment for early-stage breast cancer that can be administered in the form of intraoperative radiation therapy or accelerated partial breast irradiation. The Xoft system is also cleared for the treatment of non-melanoma skin cancer and endometrial cancer. For more information, call 877-iCADnow, or visit www.icadmed.com.

For iCAD, contact Kevin Burns at 937-431-7967 or via email at kburns@icadmed.com

For iCAD investor relations, contact Anne Marie Fields of LHA at 212-838-3777 x6604 or via email at afields@lhai.com

For iCAD media inquiries, contact Helen Shik of Schwartz MSL at 781-684-0770 or via email at iCAD@schwartzmsl.com

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this News Release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the Company’s ability to defend itself in litigation matters, the risks relating to the Company’s acquisition of Xoft including, the expected benefits of the acquisition may not be achieved in a timely manner, or at all; the Xoft business operations may not be successfully integrated with iCAD’s and iCAD may be unable to achieve the expected synergies, business and strategic objectives following the transaction, the risks of uncertainty of patent protection; the impact of supply and manufacturing constraints or difficulties; product market acceptance; possible technological obsolescence; increased competition; customer concentration; and other risks detailed in the Company’s filings with the Securities and Exchange Commission. The words “believe”, “demonstrate”, “intend”, “expect”, “estimate”, “will”, “continue”, “anticipate”, “likely”, and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. The Company is under no obligation to provide any updates to any information contained in this release. For additional disclosure regarding these and other risks faced by iCAD, please see the disclosure contained in our public filings with the Securities and Exchange Commission, available on the Investors section of our website at http://www.icadmed.com and on the SEC’s website at http://www.sec.gov.

-Tables to Follow -

iCAD, INC. AND SUBSIDIARY

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands except for per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenue:
Products	$5,779	$5,754	$13,433	$15,463
Service and supplies	2,404	2,298	7,024	6,579

Total revenue	8,183	8,052	20,457	22,042
Cost of revenue:
Products	1,527	1,280	3,603	3,627
Service and supplies	541	650	1,678	2,191
Amortization of acquired intangibles	233	233	698	699

Total cost of revenue	2,301	2,163	5,979	6,517

Gross profit	5,882	5,889	14,478	15,525

Operating expenses:
Engineering and product development	1,971	2,630	6,158	8,710
Marketing and sales	2,842	3,108	7,976	10,780
General and administrative	1,710	2,147	4,946	8,364
Contingent Consideration	—	(3,800)	—	(4,900)
Goodwill Impairment	—	26,828	—	26,828
Loss on indemnification asset	—	508	—	801

Total operating expenses	6,523	31,421	19,080	50,582

Loss from operations	(641)	(25,532)	(4,602)	(35,057)
Gain from change in fair value of warrant	126	—	512	—
Interest expense	(883)	(111)	(2,549)	(327)
Other (expense) income	(67)	6	(33)	24

Net loss and comprehensive loss	$(1,465)	$(25,637)	$(6,672)	$(35,360)

Net loss per share:
Basic and diluted	$(0.14)	$(2.34)	$(0.62)	$(3.24)

Weighted average number of shares used in computing loss per share:
Basic and diluted	10,805	10,936	10,792	10,907

iCAD, INC. AND SUBSIDIARY

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands except for share data)

	September 30,	December 31,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$13,790	$4,576
Trade accounts receivable, net of allowance for doubtful accounts of $48 in 2012 and $54 in 2011	5,715	4,003
Inventory, net	1,863	2,040
Prepaid expenses and other current assets	511	490

Total current assets	21,879	11,109

Property and equipment, net of accumulated depreciation and amortization of $3,479 in 2012 and $3,184 in 2011	1,505	1,884
Other assets	868	595
Intangible assets, net of accumulated amortization of $10,312 in 2012 and $8,840 in 2011	15,595	17,064
Goodwill	21,109	21,109

Total assets	$60,956	$51,761

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,232	$1,125
Accrued and other expenses	3,667	5,594
Interest payable	563	—
Warrant liability	487	—
Deferred revenue	6,344	5,765

Total current liabilities	13,293	12,484

Deferred revenue, long-term portion	1,684	1,446
Other long-term liabilities	1,279	1,776
Notes payable	14,597	—

Total liabilities	30,853	15,706

Commitments and Contingencies
Stockholders’ equity:
Preferred stock, $ .01 par value: authorized 1,000,000 shares; none issued.	—	—
Common stock, $ .01 par value: authorized 85,000,000 shares; issued 10,993,478 in 2012 and 10,950,902 in 2011; outstanding 10,807,647 in 2012 and 10,765,071 in 2011	110	110
Additional paid-in capital	165,152	164,432
Accumulated deficit	(133,744)	(127,072)
Treasury stock at cost 185,831 in 2012 and 2011	(1,415)	(1,415)

Total stockholders’ equity	30,103	36,055

Total liabilities and stockholders’ equity	$60,956	$51,761

See accompanying notes to condensed consolidated financial statements.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP MEASURES

(Unaudited, in thousands, except per share amounts)

The following is a reconciliation of the non-GAAP financial measures used by the Company to describe the Company’s financial results determined in accordance with United States generally accepted accounting principles (GAAP). An explanation of these measures is also included below under the heading “Explanation of Non-GAAP Financial Measures”.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of the Company’s business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP.

Non-GAAP Adjusted EBITDA

Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted EBITDA”

(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
GAAP Net Loss	$(1,465)	$(25,637)	$(6,672)	$(35,360)
Interest Expense	883	111	2,549	327
Other (expense) income	67	(6)	33	(24)
Stock Compensation	283	100	731	684
Depreciation	235	267	701	813
Amortization	426	523	1,472	1,570
Severance	—	—	80	537
Gain on warrant	(126)	—	(512)	—
Recall and patent lawsuits	—	238	—	1,568
Acquisition related	—	—	—	374
Contingent consideration	—	(3,800)	—	(4,900)
Goodwill Impairment	—	26,828	—	26,828
Loss on indemnification asset	—	508	—	801

Non GAAP Adjusted EBITDA	$303	$(868)	$(1,618)	$(6,782)

Non-GAAP Adjusted Net Loss

Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted Net Loss”

(Unaudited, in thousands, except loss per share)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
GAAP Net Loss	$(1,465)	$(25,637)	$(6,672)	$(35,360)
Adjustments to net loss:
Severance	—	—	80	537
Gain on warrant	(126)	—	(512)	—
Recall and patent lawsuits	—	238	—	1,568
Acquisition related	—	—	—	374
Contingent consideration	—	(3,800)	—	(4,900)
Goodwill Impairment	—	26,828	—	26,828
Loss on indemnification asset	—	508	—	801

Non GAAP Adjusted Net Loss	$(1,591)	$(1,863)	$(7,104)	$(10,152)

Net loss per share
GAAP Net loss per share	$(0.14)	$(2.34)	$(0.62)	$(3.24)
Adjustments to net loss (as detailed above)	(0.01)	2.17	(0.04)	2.31

Non GAAP Adjusted Net Loss per share	$(0.15)	$(0.17)	$(0.66)	$(0.93)

Explanation of Non-GAAP Financial Measures

The Company reports its financial results in accordance with United States generally accepted accounting principles, or U.S. GAAP (“GAAP”). However, management believes that in order to properly understand the Company’s short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and/or impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of the Company and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in the Company’s ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of the Company’s ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing the Company’s financial and operational performance and comparing this performance to its peers and competitors.

Management defines “Non-GAAP Adjusted EBITDA” as the sum of GAAP net loss before provision for income taxes, acquisition-related expenses, total other (income) expense, stock-based compensation expense, depreciation and amortization, severance, gain on sale, amortization of acquired intangibles, acquisition related, patent litigation and recall costs, contingent consideration, indemnification asset and goodwill impairment charges. Management considers this non-GAAP financial measure to be an important indicator of the Company’s operational strength and performance of its business and a good measure of its historical operating trends, in particular the extent to which ongoing operations impact the Company’s overall financial performance.

Management defines “Non-GAAP Adjusted Net Loss” as the sum of GAAP net loss before provision for the gain on sale of asset, severance, transaction, patent litigation and recall costs, contingent consideration, indemnification asset and goodwill impairment charges. Management considers this non-GAAP financial measure to be an important indicator of the Company’s operational strength and performance of its business and a good measure of its historical operating trends, in particular the extent to which ongoing operations impact the Company’s overall financial performance.

Management excludes each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

•	Stock-based compensation expense: excluded as these are non-cash expenses that management does not consider part of ongoing operating results when assessing the performance of the Company’s business, and also because the total amount of expense is partially outside of the Company’s control as it is based on factors such as stock price volatility and interest rates, which may be unrelated to our performance during the period in which the expense is incurred.

•	Amortization of acquired intangibles: acquisition-related expenses are reported at the time acquisition costs are incurred, and purchased intangibles are amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, these items are not considered by management in making operating decisions, and management believes that such expenses do not have a direct correlation to future business operations. Thus, including such charges does not accurately reflect the performance of the Company’s ongoing operations for the period in which such charges are incurred.

•	Interest expense: In January 2012, the Company entered into a five-year, $15 million debt facility agreement. The Company excludes interest expense from its non GAAP Adjusted EBITDA calculation.

•	Severance: relates to costs incurred due to the termination of certain employees. The Company provides compensation to certain employees as an accommodation upon termination of employment without cause. Management believes that excluding severance costs from operating results provides investors with a better means for measuring current Company performance.

•	Recall and patent lawsuits: These expenses consist primarily of investigation, audit, legal and other professional fees related to the recall and patent litigation, as well as recoveries received from third parties. The Company excludes these costs and recoveries from its non-GAAP measures primarily because the Company believes that these costs and recoveries have no direct correlation to the core operation of the Company’s.

•	Indemnification asset gain (loss): The Company recorded an indemnification asset representing Xoft, Inc.’s obligation to indemnify iCAD for the outcome of potential liabilities as a result of iCAD’s acquisition of Xoft, Inc. The Company does not consider the indemnification asset gain(loss) to be directly related to the continuing operations of the business

•	Gain on Warrant: The Company issued warrants in connection with the financing and the value changes according to fair value. It is excluded as these are non-cash expenses that management does not consider part of ongoing operating results when assessing the performance of the Company’s business, also because the total amount of gain or loss is partially outside of the Company’s control as it is based on factors such as stock price volatility and interest rates, which may be unrelated to our performance during the period in which the gain or loss is incurred.

On occasion in the future, there may be other items, such as significant asset impairments, restructuring charges or significant gains or losses from contingencies that the Company may exclude if it believes that doing so is consistent with the goal of providing useful information to investors and management.

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